UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 19, 2023
Date of Report (Date of earliest event reported)

Sinclair, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-271072	92-1076143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Sinclair Broadcast Group, LLC
(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrants' telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Sinclair, Inc.

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Sinclair Broadcast Group, LLC

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Sinclair, Inc. ☐ Sinclair Broadcast Group, LLC ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Sinclair, Inc. ☐ Sinclair Broadcast Group, LLC ☐

Item 8.01 Other Events.

On July 19, 2023, as part of the ongoing bankruptcy proceedings of Diamond Sports Group, LLC (“DSG”), an independently managed and unconsolidated subsidiary of Sinclair, Inc. (the “Company”), DSG and its wholly-owned subsidiary, Diamond Sports Net, LLC, filed a complaint, under seal, in the United States Bankruptcy Court for the Southern District of Texas naming certain subsidiaries of the Company, including Sinclair Broadcast Group, LLC (“SBG”) and Sinclair Television Group, Inc. (“STG”), David D. Smith, the Company’s Executive Chairman, Christopher S. Ripley, the Company’s President and Chief Executive Officer, Lucy A. Rutishauser, the Company’s Executive Vice President & Chief Financial Officer, and Scott Shapiro, the Company’s Executive Vice President, Corporate Development and Strategy, as defendants.

In the complaint, plaintiffs challenge a series of transactions involving SBG and certain of its subsidiaries, on the one hand, and DSG and its subsidiaries, on the other hand, since SBG acquired the former Fox Sports regional sports networks from The Walt Disney Company in August 2019. The complaint alleges, among other things, that the management services agreement entered into by STG and DSG was not fair to DSG and was designed to benefit STG and SBG; that the Bally’s transaction in November 2020 through which Bally’s acquired naming rights to certain regional sports networks was not fair to DSG and was designed to benefit STG and SBG; and that certain distributions made by DSG that were used to pay down preferred equity of SBG’s subsidiary, Diamond Sports Holding LLC, were inappropriate and were conducted at a time when DSG was insolvent. The complaint alleges that SBG and its subsidiaries (other than DSG and its subsidiaries) received payments of approximately $1.5 billion as a result of the alleged misconduct. The complaint asserts a variety of claims, including certain fraudulent transfers of assets, unlawful distributions and payments, breaches of contracts, unjust enrichment and breaches of fiduciary duties. The plaintiffs are seeking, among other relief, avoidance of fraudulent transfers and unlawful distributions, and unspecified monetary damages to be determined. The defendants believe the allegations in this lawsuit are without merit and intend to vigorously defend against plaintiffs’ claims.

While at this early stage of the proceedings it is not possible to determine the probability of any outcome or probability or amount of any loss, in the event of an unfavorable outcome, the Company’s subsidiaries may be required to pay monetary damages, which could materially and adversely affect the Company’s financial and results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR, INC.
SINCLAIR BROADCAST GROUP, LLC

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: July 19, 2023